UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2009

PINNACLE ENTERTAINMENT, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 784-7777

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

On July 27, 2009, Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) under which it agreed to sell $450 million aggregate principal amount of its 8 5/8% Senior Notes due 2017 (the “Notes”) to J.P. Morgan Securities Inc., Banc of America Securities LLC, Barclays Capital Inc. and Deutsche Bank Securities Inc., as Representatives of the several initial purchasers named in Schedule 1 of the Purchase Agreement (collectively, the “Initial Purchasers”), as previously reported in the Company’s Current Report on Form 8-K filed on July 31, 2009. On August 10, 2009, the Company closed the private offering of the Notes. The offering price to eligible purchasers of the Notes was 98.597% of par to yield 8.875% to maturity. The net proceeds from the offering, after deducting the Initial Purchasers’ discounts and commissions and the estimated offering expenses payable by the Company, were approximately $434 million.

The Notes are governed by an Indenture dated as of August 10, 2009 (the “Indenture”), between the Company, certain subsidiary guarantors identified therein and The Bank of New York Mellon Trust Company, N.A., as trustee. A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. A form of Note is attached hereto as Exhibit 4.2 (which is included in Exhibit A to the Indenture) and is incorporated herein by reference. The descriptions of the Indenture and of the Notes in this Current Report on Form 8-K are summaries and are qualified in their entirety by the Indenture and the form of Note, respectively.

The Notes bear interest at a rate of 8 5/8% per year, payable semi-annually in arrears in cash on August 1 and February 1 of each year, beginning February 1, 2010. The Notes will mature on August 1, 2017. Prior to August 1, 2012, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price of 108.625% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the redemption date. At any time prior to August 1, 2013, the Company may redeem some or all of the Notes at a redemption price equal to the principal amount of the Notes redeemed, plus any accrued and unpaid interest and additional interest, if any, to the date of redemption, plus a make-whole premium. The Company may redeem the Notes at its option, in whole or in part, on or after August 1, 2013, at redemption prices of 104.313% and 102.156% of the principal amount thereof if the redemption occurs during the 12-month periods beginning on August 1, 2013 and August 1, 2014, respectively, and at a redemption price of 100% of the principal amount thereof on and after August 1, 2015, in each case plus accrued and unpaid interest and additional interest, if any, to the redemption date. If a change of control of the Company occurs, each holder shall have the right to require that the Company repurchase all or a portion of such holder’s Notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase. The Notes are also subject to redemption or disposition requirements that may be imposed by gaming laws and regulations of gaming authorities in the jurisdictions in which the Company or its subsidiaries conducts gaming operations or in certain other circumstances relating to our gaming operations.

The Notes and the subsidiary guarantees are senior to all of the Company’s and its guarantor subsidiaries’ existing and future subordinated indebtedness. The Notes rank equal in right of payment to all of the Company’s and its guarantor subsidiaries’ other existing and future unsecured senior indebtedness, including indebtedness under the Company’s credit facility. The Notes are effectively subordinated in right of payment to all of the Company’s (and its guarantor subsidiaries’) secured indebtedness to the extent of the value of the assets securing such indebtedness, including obligations under the Company’s existing credit facility, which are secured by substantially all of the assets of the Company and its guarantor subsidiaries.

The Indenture contains covenants that limit the Company’s and certain of its subsidiaries’ ability, subject to certain exceptions and qualifications, to (i) pay dividends or make distributions, repurchase equity securities, prepay subordinated debt or make certain investments, (ii) incur additional debt or issue certain disqualified stock or preferred stock, (iii) create or incur liens on assets, (iv) merge or consolidate with another company (applies to the Company only) or sell all or substantially all assets taken as a whole, (v) enter into transactions with affiliates and (vi) sell assets.

In addition, the Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among other things: failure to make payments on the Notes when due, failure to comply with covenants under the Indenture, failure to pay certain other indebtedness or acceleration of maturity of certain other indebtedness, failure to satisfy or discharge certain final judgments and occurrence of certain bankruptcy events. If an event of default occurs, the trustee or holders of at least 25% of the aggregate principal amount of the then outstanding Notes may, among other things, declare the entire outstanding balance of principal of and interest on all outstanding Notes to be immediately due and payable which would take effect on the fifth business day thereafter. If an event of default involving certain bankruptcy events occurs, payment of principal of and interest on the Notes will be accelerated without the necessity of notice or any other any action on the part of any person.

In connection with the sale of the Notes, the Company entered into a registration rights agreement, dated as of August 10, 2009, with the Initial Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement with respect to an offer to exchange the notes for a new issue of substantially identical notes registered under the Securities Act of 1933, as amended, no later than March 30, 2010 (the “Filing Deadline”). The Company has also agreed to use its commercially reasonable efforts to cause the registration statement to be declared effective within 90 days of the Filing Deadline and to use its commercially reasonable efforts to consummate the exchange offer thereafter. The Company may be required to provide a shelf registration statement to cover resales of the Notes under certain circumstances. If the Company fails to satisfy these obligations, it may be required to pay holders of the Notes additional interest at a rate of 0.25% per annum of the principal amount thereof. The amount of additional interest will increase by an additional 0.25% per annum of the principal amount thereof with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of additional interest of 1.0% per annum of the principal amount thereof.

Certain of the Initial Purchasers and their affiliates have performed and may in the future provide various financial advisory, investment banking, and commercial banking services for the Company and its affiliates from time to time, for which they have received, or will receive, customary fees and expenses.  A portion of the net proceeds of the offering of the Notes was used to repay $206 million in revolving credit borrowings under the Company’s credit facility. As a result, certain of the Initial Purchasers and/or their affiliates received a portion of the net proceeds of the offering of the Notes. Certain of the Initial Purchasers or their related parties are lenders under the Company’s credit facility and have received customary interest, non-usage and other fees and expenses in connection with the Company’s credit facility. In addition, from time to time, certain of the Initial Purchasers and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities, and may do so in the future.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01 Other Events.

On August 10, 2009, the Company issued a press release announcing the closing of its sale of the Notes. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 4.1	Indenture dated as of August 10, 2009, governing the 8 5/8% Senior Notes due 2017, by and among the Company, the guarantors identified therein and The Bank of New York Mellon Trust Company, N.A.
Exhibit 4.2	Form of 8 5/8% Senior Note due 2017 (included as Exhibit A to Exhibit 4.1).
Exhibit 4.3	Registration Rights Agreement, dated as of August 10, 2009, among the Company, the guarantors identified therein and J.P. Morgan Securities Inc., Banc of America Securities LLC, Barclays Capital Inc., Deutsche Bank Securities Inc. as representatives of the several initial purchasers.
Exhibit 99.1	Press release dated August 10, 2009, issued by Pinnacle Entertainment, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.

(Registrant)

Date: August 12, 2009

By:  /s/ John A. Godfrey

        John A. Godfrey
        Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 4.1	Indenture dated as of August 10, 2009, governing the 8 5/8% Senior Notes due 2017, by and among the Company, the guarantors identified therein and The Bank of New York Mellon Trust Company, N.A.
Exhibit 4.2	Form of 8 5/8% Senior Note due 2017 (included as Exhibit A to Exhibit 4.1).
Exhibit 4.3	Registration Rights Agreement, dated as of August 10, 2009, among the Company, the guarantors identified therein and J.P. Morgan Securities Inc., Banc of America Securities LLC, Barclays Capital Inc., Deutsche Bank Securities Inc. as representatives of the several initial purchasers.
Exhibit 99.1	Press release dated August 10, 2009, issued by Pinnacle Entertainment, Inc.